================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        ---------------------------------
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                        ---------------------------------

                           DAYTON SUPERIOR CORPORATION
             (Exact name of registrant as specified in its charter)

                  OHIO                                                 31-0676346
(State of incorporation or organization)               (I.R.S. Employer Identification Number)

                          DAYTON SUPERIOR CAPITAL TRUST
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                              31-6625500
(State of incorporation or organization)               (I.R.S. Employer Identification Number)

                    7777 Washington Village Drive, Suite 130
                               Dayton, Ohio 45459
          (Address of Principal Executive Offices for both Registrants)
                        --------------------------------

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. :

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. 9

Securities Act Registration Statement File Number to Which this Form Relates:
333-84613

Securities to Be Registered Pursuant to Section 12(b) of the Act:

                      Title of Each Class                                  Name of Each Exchange of Which
                      To Be So Registered                                    Each Class Is to Be Registered
          --------------------------------------------                   ------------------------------------

___% Convertible Trust Preferred Securities of Dayton Superior                 New York Stock Exchange
Capital Trust (And the Guarantee with Respect Thereto by Dayton
Superior Corporation)

Securities to Be Registered Pursuant to Section 12(g) of the Act:

                                      None
                        --------------------------------
                                (Title of Class)

================================================================================

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The description of Dayton Superior Capital Trust's Convertible Trust Preferred Securities and the guarantee of Dayton Superior Corporation, as included under the captions "Description of the Preferred Securities," "Description of the Guarantee" and "Description of the Debentures" in the Prospectus forming a part of the Registrants' Registration Statement on Form S-3, filed with the Securities and Exchange Commission on August 6, 1999, Registration Number 333-84613, including exhibits, and as subsequently amended from time to time (the "Registration Statement"), is hereby incorporated by reference.

ITEM 2.  EXHIBITS.

       EXHIBIT NO.                         DESCRIPTION
           1. Certificate of Trust of Dayton Superior Capital Trust (incorporated herein by reference to Exhibit 4.4 to the Registration Statement).

           2. Form of Amended and Restated Trust Agreement of Dayton Superior Capital Trust among Dayton Superior Corporation, as depositor, Firstar Bank, N.A., as Property Trustee, Mark A. Ferrucci, as Delaware Trustee, and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.5 to the Registration Statement).

           3.              Form of Preferred Security (included in Exhibit D to
                           Exhibit 2 above).

           4. Form of Guarantee Agreement between Dayton Superior Corporation, as Guarantor, and Firstar Bank, N.A., as Guarantee Trustee, with respect to the Preferred Securities (incorporated herein by reference to Exhibit 4.9 to the Registration Statement).

           5. Form of Junior Convertible Subordinated Indenture between Dayton Superior Corporation, and Firstar Bank, N.A., as Indenture Trustee (incorporated herein by reference to Exhibit 4.6 to the Registration Statement).

           6.              Form of Debenture (included in Section 2.2 and 2.3 to
                           Exhibit 5 above).

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  September 17, 1999                     DAYTON SUPERIOR CORPORATION



                                              By /s/ Alan F. McIlroy
                                                 Name: Alan F. McIlroy
                                                 Title: Vice President and
                                                        Chief Financial Officer

                                               DAYTON SUPERIOR CAPITAL TRUST

                                               By Dayton Superior Corporation,
                                                  as depositor


                                               By /s/ John M. Rutherford
                                                  Name: John M. Rutherford
                                                  Title: Treasurer

                                      -3-